Exhibit 99.1

Hyperscale Data Enters into an Agreement for up to $50 Million in New Equity Financing to Accelerate Buildout of Artificial Intelligence Data Center in Michigan

LAS VEGAS--(BUSINESS WIRE) – April 1, 2025 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data” or the “Company”), today announced it has entered into an agreement for up to $50 million in new equity financing from a single, unaffiliated institutional investor (the “Investor”). The Investor has committed to purchasing up to 50,000 shares of newly designated Series B Convertible Preferred Stock (the “Preferred Transaction”). The capital from the Preferred Transaction will be used to accelerate the buildout of the Company’s state-of-the-art Michigan data center, marking a major milestone in Hyperscale Data’s previously announced growth plans.

“The Preferred Transaction represents a strong endorsement of our vision and business model,” stated William B. Horne, Chief Executive Officer of Hyperscale Data. “With this infusion of capital, we will be well-positioned to advance construction of our Michigan data center and expand capacity to meet the accelerating demand for scalable, energy-efficient data center infrastructure.”

The Company’s Michigan data center is being developed as a hyperscale-ready campus designed to serve enterprise, artificial intelligence (“AI”), and high-performance computing (“HPC”) cloud providers with high-density workloads. The facility will feature advanced cooling technologies, robust power infrastructure, and a commitment to sustainable and efficient operations.

“We are building for the future—laying the groundwork for digital infrastructure that is resilient, efficient, and future-proof,” added Milton “Todd” Ault III, Executive Chairman of Hyperscale Data. “The Preferred Transaction allows us to execute on that vision at speed and scale, while also contributing to economic development and job creation in the local community. The expansion of the overall power capacity at our Michigan data center will begin in the coming months and we will update stockholders as the buildout progresses.”

The Preferred Transaction will be conducted through a series of monthly closings with the Investor being obligated to fund a minimum of $1 million each month, subject to certain conditions, with the right to accelerate closings. Additional information regarding the securities described above and the terms of the Preferred Transaction will be included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission.

The preferred shares described above are being issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the preferred shares, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the preferred shares and the underlying shares of common stock issuable upon conversion of the preferred shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of the Company’s common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiaries, Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s subsidiary, Ault Capital Group, Inc. (“ACG”), is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data intends to completely divest itself of ACG on or about December 31, 2025, at which time, it would solely be an owner and operator of data centers to support HPC services. Until that happens, the Company provides, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190 Las Vegas, NV 89141.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235